Exhibit 99.4

July 12, 2024

YXT.COM GROUP HOLDING LIMITED

Room 501-502, No. 78 East Jinshan Road

Huqiu District, Suzhou

Jiangsu, 215011, People’s Republic of China

+86 (512) 6689 9881

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of YXT.COM GROUP HOLDING LIMITED (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on July 12, 2024 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Guodian Huang
Name: Guodian Huang

[Signature Page to Rule 438 Consent]